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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Independence Bancshares, Inc.
Greenville, South Carolina

We consent to the use in this Registration Statement on Form S-1 of Independence Bancshares, Inc. of our report dated March 27, 2013, relating to our audits of the consolidated financial statements which appears in the Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Elliott Davis, LLC

Greenville, South Carolina
June 20, 2013